NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the common stock, par value $0.001 per share (the “Common Stock”), of Sionix Corporation, a Nevada corporation (the “Corporation”):

Optionee:	Mark Maron
Grant Date:	December 19, 2007
Vesting Commencement Date:	December 19, 2007
Number of Option Shares:	8,539,312
Expiration Date:	December 19, 2012
Type of Option:	Non-Qualified Stock Option
Exercise Price Per Share:	$0.25
Vesting Schedule:
Except as provided in the Stock Option Agreement, the number of vested Option Shares as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

		Vested Ratio
	Grant Date	30%
	Upon the Corporation’s Market Capitalization exceeding $50,000,000 for 15 consecutive trading days, in no event later than the earlier of (i) the first anniversary of the end of the Term and (ii) the fifth anniversary of the Grant Date.	20%
	Upon the Corporation’s Market Capitalization exceeding $75,000,000 for 15 consecutive trading days, in no event later than the earlier of (i) the first anniversary of the end of the Term and (ii) the fifth anniversary of the Grant Date.	30%
	Upon the Corporation’s total Market Capitalization exceeding $100,000,000 for 15 consecutive trading days, in no event later than the earlier of (i) the first anniversary of the end of the Term and (ii) the fifth anniversary of the Grant Date.	20%

1. Terms. The Optionee agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

2. No Employment or Service Contract. Except as may otherwise be set forth in an a written agreement by and between the Optionee and the Corporation, if any, nothing in this Grant Notice or in the attached Stock Option Agreement shall confer upon the Optionee any right to continue in service in any capacity, including as an employee, for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or of the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee’s service and/or employment at any time for any reason, with or without cause.

3. Definitions.

(a) “Market Capitalization” means, as of any particular trading date, the product of (a) the number of issued and outstanding shares of Common Stock of the Corporation on such date, multiplied by (b) the per share closing price of the Common Stock on its principal trading market in the United States on such date, as reported by Bloomberg LP.

(b) “Term” has the meaning set forth in the Employment Agreement between the Optionee and the Corporation dated on or about the Grant Date.

All capitalized terms used but not defined herein shall have the definition ascribed to them in the Stock Option Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation and the Optionee have duly executed this Notice of Grant as of the date set forth below.

Dated: December 19, 2007

CORPORATION:

SIONIX CORPORATION

By:	/s/ Robert McCray
Name:	Robert McCray
Title:	Chief Financial Officer

EXECUTIVE:

/s/ Mark Maron
MARK MARON

ATTACHMENTS

Exhibit A – Stock Option Agreement

EXHIBIT A

STOCK OPTION AGREEMENT